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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 1997


                          GOLF TRAINING SYSTEMS, INC.
               (Name of registrant as specified in its charter)




        Delaware                            0-25332              58-1963120
(State or other jurisdiction of      Commission file number   (I.R.S. Employer
incorporation or organization)                               Identification No.)


3400 Corporate Way, Suite G
Duluth, Georgia                                              30136
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (770) 623-6400





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Item 5.  Other Events.
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     The Company has reached an impasse in its efforts to negotiate a mutually acceptable restructuring of its Sports Training Systems ("STS") business venture with BioMechanics, Inc. and its affiliates. As a result, the Company has filed a lawsuit against BioMechanics, Inc. and its affiliates for failure to perform their duties in connection with the development of the 3D motion capture technology for commercial application to golf training, instruction and teaching. The Company has a 57% ownership interest in STS, which licensed the use of such technology for golf applications. The Company is unable to forecast when STS may begin to license third parties to operate retail golf learning centers utilizing the 3D motion capture technology to analyze individual golf swings on a fee basis.



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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on April 30, 1997.

                              GOLF TRAINING SYSTEMS, INC.


                              By:  /s/ Daniel A. Gordon
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                                  Daniel A. Gordon
                                  Chief Executive Officer